Exhibit T3A.7

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:18 PM 09/18/2013
FILED 03:47 PM 09/18/2013
SRV 131103262 - 5401030 FILE

CERTIFICATE OF INCORPORATION

OF

TOPS MBO CORPORATION

Under Section 102 of the General

Corporation Law of the State of Delaware

1. The name of the Corporation is Tops MBO Corporation.

2. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the registered agent at such address is Corporation Service Company.

3. The purposes of the Corporation are to engage in any lawful act or activities for which Corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000 shares of the par value of $.0001 each, all of which shall be common stock.

5. The name and mailing address of the sole incorporator are Courtney L. Scanlon, c/o Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Suite 100, Buffalo, New York 14202-4040.

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

7. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. To the extent permitted by the General Corporation Law of the State of Delaware (or any statute succeeding such law), as such law now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director occurring during the time this Paragraph 9 is in effect.

THE UNDERSIGNED, being the sole incorporator and authorized person for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein are true and, accordingly, has hereunto set her hand this 18th day of September, 2013.

/s/ Courtney L. Scanlon
Courtney L. Scanlon, Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:30 PM 10/09/2013
FILED 04: 19 PM 10/09/2013
SRV 131180427 - 5401030 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TOPS MBO CORPORATION

Under Section 241 of the

Delaware General Corporation Law (the “Law”)

The undersigned, Francis Curci, being the President and Chief Executive Officer of TOPS MBO CORPORATION, a Delaware corporation (the “Corporation”) does hereby certify:

1. The name of the corporation is TOPS MBO CORPORATION.

2. The Corporation’s original Certificate of Incorporation was filed by the Department of State of the State of Delaware on September 18, 2013.

3. This Amended Certificate of Incorporation was duly adopted by the unanimous written consent of all of the directors of the Corporation in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

FIRST: That Article 4. of the Certificate of Incorporation be and it hereby is amended and restated in its entirety to read as follows:

“4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 300,000 shares of the par value of $.0001 each, all of which shall be common stock.”

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned officer has signed this certificate this 7th day of October, 2013.

/s/ Francis Curci
Francis Curci, President and Chief Executive Officer